Exhibit 10.63

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of October 24, 2008, by and between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and EXELIXIS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of September 14, 2007, as amended by that certain First Amendment to Lease dated May 31, 2008, and as further amended by that certain Second Amendment to Lease dated October 23, 2008 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain Premises in a building located at 249 East Grand Avenue, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to extend the date by which Tenant is required to elect to exercise the Expansion Right for the Expansion Space from December 31, 2008, until December 31, 2009.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Expansion of the Premises. Notwithstanding anything to the contrary contained in the Lease, all references in Sections 39(a) and (b) of the Lease to December 31, 2008, are hereby deleted and the date of December 31, 2009, is inserted in its place.

2.	Miscellaneous.

a. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d. Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 12, LLC,
a Delaware limited liability company.

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP.,
a Maryland Corporation, general partner

			By:	/s/ Eric S. Johnson
			Its:	Assistant Vice President Real Estate Legal Affairs

TENANT:	EXELIXIS, INC., a Delaware corporation

	By:	/s/ Frank Karbe
	Its:	Executive Vice President and Chief Financial Officer

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